UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2014

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Green Plains Renewable Energy, Inc. (the “Company”) expects to hold a bank meeting on Wednesday, May 7, 2014 to discuss the possible refinancing of certain existing ethanol plant credit facilities with a new $225 million senior secured financing. The meeting is preliminary in nature, and at this time the Company has not committed to complete a refinancing, nor can the Company state the terms on which any such refinancing would be achieved.

The information in this current Report on Form 8-K shall be deemed “furnished,” not “filed,” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.
Date: May 2, 2014

	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer
(Principal Financial Officer)

3